Exhibit 10.1

SECOND AMENDMENT TO

MASTECH DIGITAL, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED)

RECITALS

WHEREAS, Mastech Digital, Inc., a Pennsylvania corporation (the “Company”), maintains the Mastech Digital, Inc. Stock Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally effective as of October 1, 2008, was amended and restated effective as of May 14, 2014, and was further amended on May 18, 2016;

WHEREAS, Section 17 of the Plan provides that the Board of Directors (the “Board”) of the Company may amend the Plan subject to certain limitations;

WHEREAS, the Plan currently authorizes the issuance of up to 1,400,000 shares of common stock, par value $.01 per share, of the Company (“Stock”) and the Board has resolved that it is in the best interest of the Company and its shareholders to amend the Plan to increase the number of shares of Stock that may be issued pursuant to the Plan by 400,000 shares; and

WHEREAS, the requisite shareholders of the Company have approved the foregoing amendment.

NOW, THEREFORE, the Plan is amended in the following respects:

AMENDMENT

1. The first sentence of Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

“Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 1,800,000 shares, subject to adjustment as provided in Section 14.”

2. Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

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[SIGNATURE PAGE FOLLOWS]

The undersigned hereby certifies that the foregoing amendment to the Plan was duly approved and adopted and has executed this amendment to the Plan as of May 16, 2018.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer